Exhibit 25


                         SECURITIES AND EXCHANGE COMMISSION
                               Washington, D.C. 20549


                                      FORM T-1

                              STATEMENT OF ELIGIBILITY
                       UNDER THE TRUST INDENTURE ACT OF 1939
                   OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

                  CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE PURSUANT TO SECTION 305(b)(2)



                         THE FIRST NATIONAL BANK OF CHICAGO
                (Exact name of trustee as specified in its charter)

            A National Banking Association
                                                        36-0899825
                                                     (I.R.S. employer
                                                  identification number)

         One First National Plaza, Chicago, Illinois    60670-0126
          (Address of principal executive offices)      (Zip Code)

                         The First National Bank of Chicago
                        One First National Plaza, Suite 0286
                           Chicago, Illinois  60670-0286
              Attn:  Lynn A. Goldstein, Law Department (312) 732-6919
             (Name, address and telephone number of agent for service)



                              AMERICAN STORES COMPANY
                (Exact name of obligor as specified in its charter)

                       Delaware                         87-0207226
            (State or other jurisdiction of          (I.R.S. employer
            incorporation or organization)        identification number)

                 709 East South Temple
                 Salt Lake City, Utah                      84102

         (Address of principal executive offices)       (Zip Code)


                                  Debt Securities
                          (Title of Indenture Securities)







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         Item 1.   General Information.  Furnish the following
                   information as to the trustee:

                   (a)  Name and address of each examining or
                   supervising authority to which it is subject.

                   Comptroller of Currency, Washington, D.C.,
                   Federal Deposit Insurance Corporation,
                   Washington, D.C., The Board of Governors of the Federal Reserve System, Washington D.C.

                   (b) Whether it is authorized to exercise corporate trust powers.

                   The trustee is authorized to exercise corporate trust powers.

         Item 2. Affiliations With the Obligor. If the obligor is an affiliate of the trustee, describe each such affiliation.

                   No such affiliation exists with the trustee.

         Item 16.  List of exhibits.   List below all exhibits filed as
                   a part of this Statement of Eligibility.

                   1. A copy of the articles of association of the trustee now in effect.*

                   2. A copy of the certificates of authority of the trustee to commence business.*

                   3. A copy of the authorization of the trustee to exercise corporate trust powers.*

                   4.   A copy of the existing by-laws of the trustee.*

                   5.   Not Applicable.

                   6. The consent of the trustee required by Section 321(b) of the Act.















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                   7.   A copy of the latest report of condition of the
                        trustee published pursuant to law or the requirements of its supervising or examining authority.

                   8.   Not Applicable.

                   9.   Not Applicable.

         Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, The First National Bank of Chicago, a national banking association organized and existing under the laws of the United States of America, has duly caused this Statement of Eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Chicago and State of Illinois,on the 16th day of February, 1994.


                        The First National Bank of Chicago,
                        Trustee,


                   By   /s/ R.D. MANELLA
                        R.D. Manella
                        Vice President

         * Exhibits 1, 2, 3, and 4 are herein incorporated by reference to Exhibits bearing identical numbers in Item 12 of the Form T-1 of The First National Bank of Chicago, filed as Exhibit 26(b) to the Registration Statement on Form S-3 of Dow Capital B.V. and The Dow Chemical Company, filed with the Securities and Exchange Commission on June 3, 1991 (Registration No. 33-36314).





















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                                    EXHIBIT 6


                       THE CONSENT OF THE TRUSTEE REQUIRED
                          BY SECTION 321(b) OF THE ACT


                                                       February 16, 1994



         Securities and Exchange Commission,
         Washington, D.C.  20549

         Gentlemen:

         In connection with the qualification of an indenture between American Stores Company and The First National Bank of Chicago, the undersigned, in accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, hereby consents that the reports of examinations of the undersigned, made by Federal or State authorities authorized to make such examinations, may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.


                              Very truly yours,

                              The First National Bank of Chicago

                              By  /s/R.D. MANELLA
                              R.D. Manella
                              Vice President






















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                                    EXHIBIT 7


         A copy of the latest report of conditions of the trustee published pursuant to law or the requirements of its supervising or examining authority.

















































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  Legal Title of Bank:      First National Bank of Chicago
  Address:                  One First National Plaza, Suite 0460
  City, State  Zip:         Chicago, IL  60670
  FDIC Certificate No.:     0/3/6/1/8

  Call Date: 9/30/93  ST-BK:  17-1630 FFIEC 031
  Page RC-1

  Consolidated Report of Condition for Insured Commercial and State-Chartered Savings Banks for September 30, 1993

  All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding of the last business day of the quarter.


  Schedule RC--Balance Sheet

                                                                             Dollar Amounts in               C400             [-
                                                                                  Thousands       RCFD   BIL MIL THOU

  ASSETS
  1.  Cash and balances due from depository institutions (from Schedule...
      RCA-A):
      a.  Noninterest-bearing balances and currency and coin(1)...........                         0081     6,140,040          1.a.
      b.  Interest-bearing balances(2)....................................                         0071     6,078,671          1.b.
  2.  Securities (from Schedule RC-B).....................................                         0390       580,723          2
  3.  Federal funds sold and securities purchased under agreements to resell in domestic offices of the bank and its Edge and Agreement subsidiaries, and in IBFs:..........................................
      a. Federal Funds sold...............................................                         0276     3,134,457          3.a.
      b. Securities purchased under agreements to resell..................                         0277       252,650          3.b.
  4.  Loans and lease financing receivables:
      a.  Loans and leases, net of unearned income (from Schedule RC-C)...  RCFD 2122 13,404,247                               4.a.
      b.  LESS:  Allowance for loan and lease losses......................  RCFD 3123    343,005                               4.b.
      c.  LESS:  Allocated transfer risk reserve..........................  RCFD 3128       0                                  4.c.
      d.  Loans and leases, net of unearned income, allowance, and
          reserve (item 4.a minus 4.b and 4.c)............................                         2125    13,061,242          4.d.
      5.  Assets held in trading accounts.................................                         2146     2,202,246          5.
      6.  Premises and fixed assets (including capitalized leases)........                         2145       500,925          6.
      7.  Other real estate owned (from Schedule RC-M)....................                         2150       111,329          7.
      8.  Investments in unconsolidated subsidiaries and associated
          companies (from Schedule RC-M)..................................                         2130        14,491          8.
      9.  Customers' liability to this bank on acceptances outstanding....                         2155       552,637          9.
      10. Intangible assets (from Schedule RC-M)..........................                         2143       155,975         10.
      11. Other assets (from Schedule RC-F)...............................                         2160     2,847,290         11.
      12. Total assets (sum of items 1 through 11)........................                         2170    35,632,676         12.


  (1) Includes cash items in process of collection and unposted debits.
  (2) Includes time certificates of deposit not held in trading accounts.



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  Legal Title of Bank:      First National Bank of Chicago
  Address:                  One First National Plaza, Suite 0460
  City, State  Zip:         Chicago, IL  60670
  FDIC Certificate No.:     0/3/6/1/8

  Call Date: 9/30/93  ST-BK:  17-1630 FFIEC 031
  Page RC-2


  Schedule RC-Continued

                                                                        Dollar Amounts in

                                                                             Thousands                      BIL MIL THOU
  LIABILITIES
  13. Deposits:
      a.  In domestic offices (sum of totals of columns A and C
          from Schedule RC-E, part 1)................................                          RCON 2200    14,261,174    13.a.
          (1) Noninterest-bearing(1).................................  RCON 6631  6,124,322                               13.a.(1)
          (2) Interest-bearing.......................................  RCON 6636  8,136,852                               13.a.(2)
      b.  In foreign offices, Edge and Agreement subsidiaries, and
          IBFs (from Schedule RC-E, part II).........................                          RCFN 2200    10,168,389    13.b.
          (1) Noninterest bearing....................................  RCFN 6631  2,339,236                               13.b.(1)
          (2) Interest-bearing.......................................  RCFN 6636  7,829,153                               13.b.(2)
  14. Federal funds purchased and securities sold under agreements to repurchase in domestic offices of the bank and of
      its Edge and Agreement subsidiaries, and in IBFs:
      a.  Federal funds purchased....................................                          RCFD 0278     2,411,666    14.a.
      b. Securities sold under agreements to repurchase..............                          RCFD 0279         7,738    14.b.
  15. Demand notes issued to the U.S. Treasury.......................                          RCON 2840       102,420    15.
  16. Other borrowed money...........................................                          RCFD 2850     1,871,318    16.
  17. Mortgage indebtedness and obligations under capitalized
      leases.........................................................                          RCFD 2910       267,000    17.
  18. Bank's liability on acceptance executed and outstanding........                          RCFD 2920       552,637    18.
  19. Subordinated notes and debentures..............................                          RCFD 3200     1,175,000    19.
  20. Other liabilities (from Schedule RC-G).........................                          RCFD 2930     2,196,402    20.
  21. Total liabilities (sum of items 13 through 20).................                          RCFD 2948    33,013,744    21.
  22. Limited-Life preferred stock and related surplus...............                          RCFD 3282        0         22.
  EQUITY CAPITAL
  23. Perpetual preferred stock and related surplus..................                          RCFD 3838        0         23.
  24. Common stock...................................................                          RCFD 3230       200,858    24.
  25. Surplus (exclude all surplus related to preferred stock).......                          RCFD 3839     2,249,790    25.
  26. a.  Undivided profits and capital reserves.....................                          RCFD 3632       169,255    26.a.
      b.  LESS: Net unrealized loss on marketable equity securities..                          RCFD 0297         0        26.b.
  27. Cumulative foreign currency translation adjustments............                          RCFD 3284          (971)   27.
  28. Total equity capital (sum of items 23 through 27)..............                          RCFD 3210     2,618,932    28.
  29. Total liabilities, limited-life preferred stock, and equity
      capital (sum of items 21, 22, and 28)..........................                          RCFD 3300    35,632,676    29.



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         Memorandum
         To be reported only with the March Report of Condition.
         1.   Indicate in the box at the right the number of the
              statement below that best describes the most comprehensive level of auditing work performed for the bank by independent external auditors as of any date
              during 1992 ......RCFA 6724 N/A    M.1.

  1 = Independent audit of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the bank
  2 = Independent audit of the bank's parent holding company conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the consolidated holding company (but not on the bank separately)
  3 = Directors' examination of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm (may be required by state chartering authority)
  4 = Directors' examination of the bank performed by other external auditors (may be required by state chartering authority)
  5 = Review of the bank's financial statements by external
      auditors
  6 = Compilation of the bank's financial statements by external auditors
  7 = Other audit procedures (excluding tax preparation work)
  8 = No external audit work

  (1) Includes total demand deposits and noninterest-bearing time and savings deposits.























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